UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.


Date of Report (Date of earliest event reported): February 22, 2005
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                        MICRONETICS, INC.
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     (Exact name of registrant as specified in its charter)



Delaware                         0-17966       22-2063614
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(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)                File Number)  Identification No.)



26 Hampshire Drive, Hudson, NH                      03051
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (603) 883-2900
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   (Former name or former address, if changed since last report.)


Item 4.   Changes in Registrant's Certifying Accountants.


(a)(1)(i) On February 22, 2005, the Company dismissed Goldstein Golub Kessler LLP ("GGK") as its independent accountants.

(a)(1)(ii) The reports of GGK on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(a)(1)(iii) The decision to change accountants was approved by the Board of Directors and Audit Committee of the Company.

(a)(1)(iv) During the Company's two most recent fiscal years and the subsequent interim period there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the matter in its report.

(a)(2) On February 25, 2005, the Company engaged Grant Thornton LLP("Grant") as its independent auditors for its fiscal year ending March 31, 2005. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Grant, the Company (or someone on its behalf) did not consult Grant regarding
(i) either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

(a)(3) The Company has requested GGK to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. [A copy of that letter, dated February 28, 2005, is filed as Exhibit 16 to this Form 8-K.]


                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     MICRONETICS, INC.



Dated: February 28, 2005             By:/s/David Robbins
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                                        David Robbins, President




                          EXHIBIT INDEX



Exhibit 16     Letter  of  Goldstein  Golub  Kessler  LLP   dated
               February   28,   2005  on  change  in   certifying
               accountant.